AMENDMENT TO CASH MANAGEMENT AND RELATED SERVICES AGREEMENT

     THIS AMENDMENT TO THE CASH MANAGEMENT AND RELATED SERVICES AGREEMENT is made as of January 12, 2009, by and between each fund listed on Schedule A hereto (each the "Fund") and The Bank of New York Mellon, formerly known as, The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank") shall be as follows:

                              W I T N E S S E T H:

     WHEREAS, the Fund and The Bank are parties to a Cash Management and Related Services Agreement dated as of April 26, 2001 (the "Cash Management Agreement"), pursuant to which The Bank serves as the cash manager for the Fund's portfolio; and

     WHEREAS, the Fund and The Bank desires to amend the Cash Management Agreement to render services to the Fund; and

     WHEREAS, the Cash Management Agreement, as expressly amended hereby, shall continue in full force and effect.

     NOW, THEREFORE, the parties hereby amend Schedule A of the Cash Management Agreement to read in its entirety as follows:

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO CASH MANAGEMENT AND RELATED SERVICES AGREEMENT as of the day and year first above written.

                    ON   BEHALF OF EACH OF THE FUNDS LISTED ON SCHEDULE A

                          /s/ Richard De Sanctis
                    By:______________________________
                        Name: Richard De Sanctis
                        Title: Vice President

                    THE  BANK OF NEW YORK MELLON

                            /s/ Andrew Pfeifer
                    By:_____________________________
                        Name: Andrew Pfeifer
                              One Wall Street
                              New York, NY  10286
                        Title: Vice President

LEGAL_US_E # 71392796.3


                                    Exhibit A
          Fund                                       Tax ID      SIC(1)         Address

California Daily Tax Free Income Fund, Inc.        13-3378458     MD        600 Fifth Avenue, NY, NY 10020

Connecticut Daily Tax Free Income Fund, Inc.       13-3260093     MD        600 Fifth Avenue, NY, NY 10020

Delafield Fund, Inc.                               13-3740311     MD        600 Fifth Avenue, NY, NY 10020

Florida Municipal Income Fund                      13-3782972     MA BT(2)  600 Fifth Avenue, NY, NY 10020

Daily Income Fund

      Money Market Portfolio                       13-3758369     MA BT(2)  600 Fifth Avenue, NY, NY 10020

      U.S. Treasury Portfolio                      13-3823514     MA BT(2)  600 Fifth Avenue, NY, NY 10020

      Government Portfolio                         20-5540434     MA BT(2)  600 Fifth Avenue, NY, NY 10020

      Municipal Portfolio                          20-5540482     MA BT(2)  600 Fifth Avenue, NY, NY 10020

New Jersey Daily Municipal Income Fund, Inc.       13-6957900     MD        600 Fifth Avenue, NY, NY 10020

New York Daily Tax Free Income Fund, Inc.          13-3211746     MD        600 Fifth Avenue, NY, NY 10020

Tax Exempt Proceeds Fund, Inc.                     13-3502852     MD        600 Fifth Avenue, NY, NY 10020

OFFSHORE FUNDS:

U.S. Dollar Floating Rate Fund, Ltd.               N/A            BVI Corp. 87 Mary Street,
                                                                            George Town, Grand Cayman KY1-9002
                                                                            British West Indies

Daily Dollar International, Ltd.                   N/A            Cayman    87 Mary Street,
(formerly Daily Dollar International, Ltd., II)                   Islands   George Town, Grand Cayman KY1-9002
                                                                  Exempted  British West Indies
                                                                  Company

------------------
1 SIC: State of Incorporation

2 MA BT: Massachusetts Business Trust

LEGAL_US_E # 71392796.3